EXHIBIT 99.1
APRIL 26, 2021
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces First Quarter 2021 Results

Hammond, Louisiana, April 26, 2021 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter ending March 31, 2021.

•Net Income, First Quarter 2021, $5,023,000 versus First Quarter 2020, $3,825,000 an increase of 31.3% year over year.
•Total Loans, March 31, 2021, $1,966,432,000 versus March 31, 2020, $1,544,132,000 an increase of 27.3%.
•Total Loans, March 31, 2021, $1,966,432,000 versus December 31, 2020, $1,844,135,000, an increase for the quarter of $122,297,000 or 6.64%.
•Earnings per Common Share for First Quarter 2021, $0.52 versus $0.39 earnings per share First Quarter 2020, an increase of 33.3%.
•Total Interest Income, First Quarter 2021, versus First Quarter 2020, virtually unchanged in spite of steep decrease in interest rates.
•Total interest expense, First Quarter 2021, $5,739,000 versus $7,514,000, First Quarter 2020. A decrease of 23.62%.
•Total Noninterest Expense, First Quarter 2021, $14,988,000 versus $14,295,000 First Quarter 2020, an increase of only 4.85%.
•ROE, First Quarter 2021, 11.31%, First Quarter 2020, 9.00%.

These numbers show the incredible progress First Guaranty Bancshares, Inc. has made in the past year. These are the results of clear direction by the Board of Directors and great execution by the First Guaranty Bancshares, Inc. team. The result has been great progress toward a fortress balance sheet and enhancement of shareholder value.

Thank you for your continued support.

Sincerely,
Alton B. Lewis
President and CEO
First Guaranty, Bancshares, Inc.

About First Guaranty
First Guaranty, a Louisiana-based company, has approximately $2.6 billion in assets as of March 31, 2021 and provides personalized commercial banking services through 33 banking facilities located across Louisiana and Texas. For more information, visit www.fgb.net.
Certain statements contained herein are "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward looking statements may be identified by reference to a future period or periods, or by the use of forward looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward looking statements are subject to numerous risks and uncertainties, as described in our SEC filings, including, but not limited to, those related to the real estate and economic environment, particularly in the market areas in which First Guaranty operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.
First Guaranty wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. First Guaranty wishes to advise readers that the factors listed above could affect First Guaranty's financial performance and could cause First Guaranty's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. First Guaranty does not undertake and specifically declines any obligation to publicly release the results of any revisions, which may be made to any forward looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	March 31, 2021	December 31, 2020
Assets
Cash and cash equivalents:
Cash and due from banks	$290,865	$298,903
Federal funds sold	185	702
Cash and cash equivalents	291,050	299,605

Investment securities:
Available for sale, at fair value	67,692	238,548
Held to maturity, at cost (estimated fair value of $148,160 and $0 respectively)	152,926	—
Investment securities	220,618	238,548

Federal Home Loan Bank stock, at cost	1,197	3,351
Loans held for sale	—	—

Loans, net of unearned income	1,966,432	1,844,135
Less: allowance for loan losses	24,792	24,518
Net loans	1,941,640	1,819,617

Premises and equipment, net	60,064	59,892
Goodwill	12,900	12,900
Intangible assets, net	6,336	6,587
Other real estate, net	1,974	2,240
Accrued interest receivable	13,393	11,933
Other assets	17,520	18,405
Total Assets	$2,566,692	$2,473,078

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$466,672	$411,416
Interest-bearing demand	931,069	860,394
Savings	184,669	168,879
Time	732,260	725,629
Total deposits	2,314,670	2,166,318

Short-term advances from Federal Home Loan Bank	—	50,000
Repurchase agreements	6,205	6,121
Accrued interest payable	4,471	5,292
Long-term advances from Federal Home Loan Bank	3,327	3,366
Senior long-term debt	40,844	42,366
Junior subordinated debentures	14,787	14,777
Other liabilities	6,093	6,247
Total Liabilities	2,390,397	2,294,487

Shareholders' Equity
Common stock:
$1 par value - authorized 100,600,000 shares; issued 9,741,253 shares	9,741	9,741
Surplus	110,836	110,836
Retained earnings	60,831	57,367
Accumulated other comprehensive income	(5,113)	647
Total Shareholders' Equity	176,295	178,591
Total Liabilities and Shareholders' Equity	$2,566,692	$2,473,078
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended March 31,
(in thousands, except share data)	2021	2020
Interest Income:
Loans (including fees)	$23,750	$22,460
Deposits with other banks	66	235
Securities (including FHLB stock)	1,525	2,743
Federal funds sold	—	—
Total Interest Income	25,341	25,438

Interest Expense:
Demand deposits	1,595	2,110
Savings deposits	52	116
Time deposits	3,520	4,560
Borrowings	572	728
Total Interest Expense	5,739	7,514

Net Interest Income	19,602	17,924
Less: Provision for loan losses	608	1,245
Net Interest Income after Provision for Loan Losses	18,994	16,679

Noninterest Income:
Service charges, commissions and fees	721	729
ATM and debit card fees	843	609
Net gains on securities	95	500
Net gains on sale of loans	34	16
Other	633	571
Total Noninterest Income	2,326	2,425

Noninterest Expense:
Salaries and employee benefits	7,535	7,399
Occupancy and equipment expense	2,321	1,829
Other	5,132	5,067
Total Noninterest Expense	14,988	14,295

Income Before Income Taxes	6,332	4,809
Less: Provision for income taxes	1,309	984
Net Income	$5,023	$3,825

Per Common Share:
Earnings	$0.52	$0.39
Cash dividends paid	$0.16	$0.16

Weighted Average Common Shares Outstanding	9,741,253	9,741,253
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended March 31, 2021			Three Months Ended March 31, 2020
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$275,360	$66	0.10%	$92,806	$235	1.02%
Securities (including FHLB stock)	257,763	1,525	2.40%	413,718	2,743	2.67%
Federal funds sold	448	—	—%	571	—	—%
Loans held for sale	—	—	—%	223	3	5.69%
Loans, net of unearned income	1,911,914	23,750	5.04%	1,514,573	22,457	5.96%
Total interest-earning assets	2,445,485	$25,341	4.20%	2,021,891	$25,438	5.06%

Noninterest-earning assets:
Cash and due from banks	11,656			12,382
Premises and equipment, net	60,226			57,142
Other assets	25,141			34,010
Total Assets	$2,542,508			$2,125,425

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$923,925	$1,595	0.70%	$647,432	$2,110	1.31%
Savings deposits	175,396	52	0.12%	145,024	116	0.32%
Time deposits	728,112	3,520	1.96%	758,807	4,560	2.42%
Borrowings	96,257	572	2.41%	80,046	728	3.66%
Total interest-bearing liabilities	1,923,690	$5,739	1.21%	1,631,309	$7,514	1.85%

Noninterest-bearing liabilities:
Demand deposits	428,310			312,160
Other	10,460			11,058
Total Liabilities	2,362,460			1,954,527

Shareholders' equity	180,048			170,898
Total Liabilities and Shareholders' Equity	$2,542,508			$2,125,425
Net interest income		$19,602			$17,924

Net interest rate spread (1)			2.99%			3.21%
Net interest-earning assets (2)	$521,795			$390,582
Net interest margin (3), (4)			3.25%			3.57%

Average interest-earning assets to interest-bearing liabilities			127.12%			123.94%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 3.26% and 3.57% for the above periods ended March 31, 2021 and 2020 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended March 31, 2021 and 2020 respectively.
(5)Annualized.

The following table summarizes the components of First Guaranty's loan portfolio as of March 31, 2021, December 31, 2020, September 30, 2020 and June 30, 2020:

	March 31, 2021		December 31, 2020		September 30, 2020		June 30, 2020
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$141,858	7.2%	$150,841	8.2%	$153,969	8.6%	$128,051	7.8%
Farmland	26,410	1.3%	26,880	1.4%	27,732	1.5%	25,691	1.6%
1- 4 Family	273,071	13.9%	271,236	14.7%	273,687	15.3%	283,162	17.2%
Multifamily	110,955	5.6%	45,932	2.5%	41,295	2.3%	25,997	1.6%
Non-farm non-residential	814,003	41.3%	824,137	44.6%	761,674	42.4%	671,969	40.8%
Total Real Estate	1,366,297	69.3%	1,319,026	71.4%	1,258,357	70.1%	1,134,870	69.0%
Non-Real Estate:
Agricultural	26,468	1.3%	28,335	1.5%	35,625	2.0%	33,884	2.0%
Commercial and industrial	330,332	16.8%	353,028	19.1%	378,926	21.1%	366,413	22.3%
Consumer and other	248,814	12.6%	148,783	8.0%	121,226	6.8%	111,293	6.7%
Total Non-Real Estate	605,614	30.7%	530,146	28.6%	535,777	29.9%	511,590	31.0%
Total loans before unearned income	1,971,911	100.0%	1,849,172	100.0%	1,794,134	100.0%	1,646,460	100.0%
Unearned income	(5,479)		(5,037)		(5,418)		(5,737)
Total loans net of unearned income	$1,966,432		$1,844,135		$1,788,716		$1,640,723

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated.

(in thousands)	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Nonaccrual loans:
Real Estate:
Construction and land development	$621	$621	$663	$968
Farmland	840	857	857	886
1- 4 family	2,244	2,227	5,160	5,744
Multifamily	—	—	—	—
Non-farm non-residential	7,846	7,449	13,571	8,082
Total Real Estate	11,551	11,154	20,251	15,680
Non-Real Estate:
Agricultural	3,508	3,472	3,934	4,895
Commercial and industrial	663	701	792	908
Consumer and other	387	249	313	271
Total Non-Real Estate	4,558	4,422	5,039	6,074
Total nonaccrual loans	16,109	15,576	25,290	21,754

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	880	1,000	520	311
Farmland	—	—	429	53
1- 4 family	4,908	4,980	2,677	2,088
Multifamily	—	366	370	—
Non-farm non-residential	2,240	4,699	843	5,219
Total Real Estate	8,028	11,045	4,839	7,671
Non-Real Estate:
Agricultural	186	67	144	332
Commercial and industrial	781	1,856	599	763
Consumer and other	132	123	146	63
Total Non-Real Estate	1,099	2,046	889	1,158
Total loans 90 days and greater delinquent & accruing	9,127	13,091	5,728	8,829

Total non-performing loans	25,236	28,667	31,018	30,583

Real Estate Owned:
Real Estate Loans:
Construction and land development	90	311	486	606
Farmland	—	—	—	—
1- 4 family	119	131	147	147
Multifamily	—	—	—	—
Non-farm non-residential	1,765	1,798	2,708	3,441
Total Real Estate	1,974	2,240	3,341	4,194
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	1,974	2,240	3,341	4,194

Total non-performing assets	$27,210	$30,907	$34,359	$34,777

Non-performing assets to total loans	1.38%	1.68%	1.92%	2.12%
Non-performing assets to total assets	1.06%	1.25%	1.37%	1.43%
Non-performing loans to total loans	1.28%	1.55%	1.73%	1.86%

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At March 31,	At December 31,
(in thousands except for share data and %)	2021	2020	2019	2018	2017
Tangible Common Equity
Total shareholders' equity	$176,295	$178,591	$166,035	$147,284	$143,983
Adjustments:
Goodwill	12,900	12,900	12,942	3,472	3,472
Acquisition intangibles	5,607	5,815	6,527	2,704	3,249
Tangible common equity	$157,788	$159,876	$146,566	$141,108	$137,262
Common shares outstanding	9,741,253	9,741,253	9,741,253	9,687,123	9,687,123
Book value per common share	$18.10	$18.33	$17.04	$15.20	$14.86
Tangible book value per common share	$16.20	$16.41	$15.05	$14.57	$14.17
Tangible Assets
Total Assets	$2,566,692	$2,473,078	$2,117,216	$1,817,211	$1,750,430
Adjustments:
Goodwill	12,900	12,900	12,942	3,472	3,472
Acquisition intangibles	5,607	5,815	6,527	2,704	3,249
Tangible Assets	$2,548,185	$2,454,363	$2,097,747	$1,811,035	$1,743,709
Tangible common equity to tangible assets	6.19%	6.51%	6.99%	7.79%	7.87%